UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF ORIGINAL REPORT (DATE OF EARLIEST EVENT REPORTED): August 5, 2015

DATE OF AMENDMENT: August 14, 2015

American Housing Income Trust, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Maryland	333-150548	75-3265854
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

34225 N. 27th Drive Building 5, Phoenix, Arizona 85058
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(623) 551-5808
(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

American Housing Income Trust, Inc. files this Form 8-K/A to incorporate financial statements and pro forma information resulting from and associated with the transaction with Valfre Holdings, LLC, and James A. Valfre and Pamela J. Valfre previously disclosed on Form 8-K on August 5, 2015

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS:

Item 1.01 Entry into a Material Definitive Agreement

On August 3, 2015, American Housing Income Trust, Inc. (the "Company"), and Valfre Holdings, LLC, an Arizona limited liability company, and James A. Valfre and Pamela J. Valfre, f/k/a Pruitt (collectively, "Valfre") closed on the Company's acquisition of nine single family residences in Arizona through an umbrella limited liability partnership organized in Maryland called "AHIT Valfre, LLP" ("AHIT Valfre").

The Company is the General Partner of AHIT Valfre pursuant to the terms of the Master UPREIT Agreement, Contribution Agreements and all related documents, including but not limited to the UPREIT Partnership Agreement (collectively, the "AHIT Valfre Agreements."). Pursuant to the AHIT Valfre Agreements, in consideration for the conveyance of the nine single family residences, which were acquired by AHIT Valfre "subject to" existing mortgages, AHIT Valfre issued the following limited partnership interests (collectively, the "Limited Partnership Interests" or singularly a "Limited Partnership Interest"):

    Valfre Holdings, LLC       69,555
    James A. Valfre                192,050
    Pamela J. Valfre                38,421

The Company and Valfre entered into the AHIT Valfre Agreements contemplating, amongst other things that AHIT Valfre would be operated to reduce risk and increase diversification of real estate holdings, and to seize an opportunity for Valfre for estate and tax planning purposes through an exchange under Section 721 of the Internal Revenue Code (defined in the AHIT Valfre Agreements as the "Intended Tax Treatment"). More specifically, commencing on August 4, 2016, each Limited Partnership Interest shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into the number of fully paid and nonassessable shares of common stock in the Company on a 1:1 basis. AHIT Valfre may require any holder of a Limited Partnership Interest to convert each of his, her or its Limited Partnership Interest into the number of fully paid and nonassessable shares of common stock in the Company on August 4, 2016.

In order for Valfre, individually or collectively, to exercise its, his or her conversion rights, such holder shall deliver to the Company's Transfer Agent written notice in the same or similar form as Exhibit A attached to the AHIT Valfre Limited Liability Partnership Agreement. While Valfre holds the aforementioned option and the Company holding the aforementioned put option, the Company shall be allocated all net profits or losses of AHIT Valfre pursuant to the AHIT Valfre Limited Liability Partnership Agreement.

SECTION 2 - FINANCIAL INFORMATION

Item 2.01 Completion of Acquisition or Disposition of Assets

As a result of closing on the AHIT Valfre Agreements, the Company acquired nine single family residences with a stated "Gross Asset Value," as defined in the AHIT Valfre Agreements, of $1,735,734 offset by debt service in the amount of $1,215,734 as of August 1, 2015.

Item 2.02 Results of Operation and Financial Condition

The Company announced its transaction with Valfre on August 4, 2015 through a press release with PR Newswire. The Company announced that it had acquired nine single family residence through AHIT Valfre with an aggregate purchase price of approximately $1,700,000. The release included a disclosure regarding forward-looking statements.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements

Financial Statements - see Exhibit 99.1

(b) Pro Forma Financial Information

Pro Forma Financial Statements - see Exhibit 99.2

(d) Exhibits

Exhibit No.	Document

10.1	AHIT Valfre Agreements
10.2	Press Release
99.1	Financial Statements
99.2	Pro Forma Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

American Housing Income Trust, Inc.

By: /s/ Sean Zarinegar
Name: Sean Zarinegar
Title: Chief Executive Officer and President

Dated: August 14, 2015